Exhibit 23.1

DEGOLYER AND MACNAUGHTON

5001 SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

March 14, 2014

Mr. Daniel Gonzalez

YPFS.A.

Macacha Guemes 515

C1106BKK Buenos Aires

Argentina

Ladies and Gentlemen:

We hereby consent to the reference to DeGolyer and MacNaughton as set forth under the section “Internal Controls on Reserves and Reserves Audits,” and to the inclusion of our third-party letter report dated August 30, 2013, and as an exhibit in YPF S.A.’s report on Form 20-F for the year ended December 31, 2013, to be filed with the United States Securities and Exchange Commission (SEC).

Our third-party letter report contains our independent estimates of the proved crude oil, condensate, natural gas liquids, gasoline, marketable gas, and oil equivalent reserves as of October 1, 2013, of certain selected properties in the Gulf of Mexico, the Texas Panhandle region, and western Oklahoma in which YPF S.A. holds interests.

Very truly yours,

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716